Exhibit 10.2

PROMISSORY NOTE

$300,000.00	September 15, 2013
Costa Mesa, California

FOR VALUE RECEIVED, Timios, Inc.., a Delaware corporation (the “Obligor”) hereby promises to pay to Adobe Title, L.L.C. (together, the “Obligee”), or its permitted assigns, in lawful money of the United States of America, at the office of the Obligee at 3300 Oak Lawn Avenue, Dallas, TX 75219, or at such other place or places as may, from time to time, be designated by prior written notice to the Obligor, the aggregate principal sum of

THREE HUNDRED THOUSAND DOLLARS ($300,000.00)

as follows:

The Obligor shall pay the entire principal balance of this Note in one payment in full at any time prior to the completion of the Earn-Out Period (the “Maturity Date”), as such term is defined in the Asset Purchase Agreement, dated the date hereof, by and among Adobe Title, L.L.C., Hudson Henley and Geoffrey Henley, as sellers, and Timios, Inc., as buyer (the “Asset Purchase Agreement”).

Interest shall accrue on the then outstanding principal balance of this Note at an annual interest rate of Eight Percent (8%) compounded annually, which shall be payable on the Maturity Date.

The Obligor may elect to prepay amounts outstanding under this Note in whole or in part, without premium or penalty.

It is the intent of the Obligor and of the Obligee that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the “Maximum Legal Rate”).  Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be automatically cancelled and, if received by the Obligee, shall be applied to the principal balance of this Note or, if no principal balance remains outstanding, then such amount shall be refunded to the Obligor.

Upon the occurrence of any one or more of the following events (each, an “Event of Default”), the Obligee, at its option, may declare all amounts due hereunder, including, without limitation, the entire unpaid principal balance of this Note and any accrued but unpaid interest thereon, to be immediately due and payable without notice or protest (both of which are hereby waived):

(a)           The failure to pay the principal balance and all accrued but unpaid interest thereon on the Maturity Date;

(b)           The commencement by the Obligor of a voluntary case under 11 U.S.C. 101 et. seq. (the “Bankruptcy Code”) or any foreign, federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) the consent by either of the Obligor to the entry of an order for relief in an involuntary bankruptcy or similar case, or to the conversion of an involuntary case to a voluntary case, under any such law, or (iii) the consent by either of the Obligor to the appointment of, or the taking of possession by, a receiver, trustee or other custodian for all or a substantial part of its properties, or (iv) the making by either of the Obligor of any assignment for the benefit of creditors, or (v) the admission by the Obligor in writing of its inability generally to pay its debts as such debts become due, or (vi) the discontinuance of business, dissolution, winding up, liquidation or cessation of existence by the Obligor; or

(c)           The entry by a court of a decree or order for relief with respect to the Obligor in an involuntary case under the Bankruptcy Code or any applicable foreign, federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or dismissed within sixty (60) days of the entry thereof, or (ii) the entry by a court of a decree or order for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other person having similar powers over the Obligor or over all or a substantial part of its properties.

Upon the occurrence and continuance of any Event of Default hereunder, (i) the Obligee may declare the principal balance of this Note to be immediately due and payable; provided that, in the case of an Event of Default described in any of clauses (a), (b) or (c) above, all amounts payable by the Obligor hereunder, including, without limitation, the principal balance and all accrued interest on this Note, shall automatically become immediately due and payable, without notice, action or election by the Obligee, and (iii) the Obligee may enforce any other rights granted pursuant to this Note or applicable law.  All of the rights of the Obligee hereunder shall be cumulative and not exclusive, and each of which may be exercised singly, repetitively, in any combination, and in any order.

The payment and performance of this Note is unsecured.

This Note is subject to the Obligor’s right to off-set payments hereunder for any amounts owed by the Obligee or Adobe Title, LLC pursuant to the terms of the Asset Purchase Agreement.

The Obligor hereby waives presentment, demand, protest or notice of any kind in connection with this Note.  No failure on the part of the Obligee in exercising any right or remedy hereunder, and no single, partial or delayed exercise by the Obligee of any right or remedy shall preclude the full and timely exercise by the Obligee at any time of any right or remedy of the Obligee hereunder without notice.

In the event that any court of competent jurisdiction shall determine that any provision, or portion thereof, contained in this Note shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and the remaining provisions of this Note shall nevertheless remain in full force and effect.

None of the terms or provisions of this Note may be excluded, modified or amended, except by a written instrument duly executed on behalf of the Obligor and the Obligee expressly referring hereto and setting forth the provision so excluded, modified or amended.  No waiver or forbearance of any of the rights and remedies of the Obligee hereunder shall be effective unless made specifically in a writing signed by the Obligee, and any such waiver or forbearance shall be effective only in the specific instance and for the specific purpose for which given.

This Note is a non-negotiable instrument and may not be sold, assigned or otherwise transferred at any time by the holder(s) hereof, without notice to, or consent of, the Obligor.

This Note shall be binding upon the Obligor and shall be enforceable against the Obligor and its successors and assigns, and shall inure to the benefit of the Obligee and its successors and permitted assigns.

THIS NOTE SHALL BE GOVERNED BY AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS.  THE OBLIGOR SUBMITS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS FOR ALL PURPOSES WITH RESPECT TO THIS NOTE.

IN WITNESS WHEREOF, the Obligor has caused this Note to be executed as an instrument under seal by its duly authorized officer as of the date first above written.

TIMIOS, INC.

By:	/s/ Trevor Stoffer
	Name:	Trevor Stoffer
	Title:	President & CEO